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                                                                     EXHIBIT (j)




               Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment Number 1 to the Registration Statement (Form N-1A)(No. 333-75851) of Hilliard Lyons Research Trust of our report dated August 4, 2000, included in the 2000 Annual Report to shareholders.

ERNST & YOUNG LLP

Philadelphia, Pennsylvania
October 23, 2000